UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
(Amendment No. 2)
Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2012

Energizer Holdings, Inc.
(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
Energizer Holdings, Inc. (“Energizer” or the “Company”) is filing this Amendment No. 2 to Form 8-K to update information reported in Item 2.05 to the Current Report on Form 8-K filed November 8, 2012 (the “Original 8-K”), as amended by the information reported in Item 2.05 to Amendment No. 1 to the Original 8-K filed December 12, 2012 (together with the Original 8-K, the “Restructuring 8-K”), regarding the timing and estimated amount or range of amounts to be incurred for each major type of cost associated with the Company's previously announced restructuring.
Except for the foregoing, this Amendment No. 2 does not amend the Restructuring 8-K in any way and does not modify or update any other disclosures contained in the Restructuring 8-K, which speak only as of their original dates. This Amendment No. 2 supplements and does not supersede the Restructuring 8 -K. Accordingly, this Amendment No. 2 should be read in conjunction with the Restructuring 8-K.
In November 2012, the Company's Board of Directors authorized an enterprise-wide restructuring plan and delegated authority to the Company's management to determine the final actions with respect to this plan.
A summary of the estimated remaining costs for the 2013 restructuring, which are expected to be incurred for the remainder of fiscal 2013 and in fiscal 2014 is as follows. The Company estimates that restructuring costs for the remainder of fiscal 2013 will be in the range of $60 to $70 million, with total project costs remaining in the range of $250 million. Total, as well as category ranges, are subject to change based on final restructuring decisions.

•	Approximately $25-$35 related to plant closure, non-cash impairment and accelerated depreciation charges,

•	Approximately $70-$80 related to severance and related benefit costs,

•	Approximately $25-$30 related to consulting and program management, and

•	Approximately $10-$15 related to other exit costs.

This Form 8-K contains forward-looking statements including without limitation those regarding Energizer's future business outlook, potential cost savings and the timing of any such savings, costs to achieve such savings, future investment in the business, actions required to obtain the savings detailed, the impact of cost savings on financial metrics, future earnings, future earnings per share, changes to operating metrics, business strategy, the timing or amount of capital expenditures, compensation practices and the timing of future announcements. Forward-looking statements are not based on historical facts but instead reflect the Company's expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause the Company's actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of the Company's expectations, estimates or projections will be achieved. Numerous factors could cause the Company's actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	Energizer's ability to timely implement its strategic initiatives in a manner that will positively impact our financial condition and results of operations;

•	The impact of strategic initiatives on Energizer's relationships with its employees, its major customers and vendors;

•	Energizer's ability to improve operations and realize cost savings;

•	General market and economic conditions;

•	The success of new products and the ability to continually develop new products;

•	Energizer's ability to attract, retain and improve distribution with key customers;

•	Energizer's ability to predict consumption trends with respect to the overall battery category and Energizer's other businesses;

•	Energizer's ability to continue planned advertising and other promotional spending;

•	The impact of raw material and other commodity costs;

•	The impact of foreign currency exchange rates and offsetting hedges on Energizer's profitability for the year with any degree of certainty;

•	The impacts of interest and principal repayment from our debt;

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities;

•	Local currency movements.

The list of factors above is illustrative, but by no means exhaustive. In addition, estimates provided in this press release are preliminary and could change as the assessment develops, new information is obtained and the implementation progresses. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents; including its annual report on Form 10-K for the year ended September 30, 2012. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer
Dated: May 7, 2013

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